UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2006
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-28298 (Commission File Number)	94-3154463 (I.R.S. Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On March 1, 2006, the Compensation Committee and the Board of Directors of Onyx Pharmaceuticals, Inc., or Onyx, determined and approved bonuses for Onyx’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission) in consideration for the officers’ and Onyx’s performance for the fiscal year ended December 31, 2005. The bonuses awarded for fiscal year 2005 are set forth in Exhibit 10.48 hereto and are incorporated herein by reference.
     On March 1, 2006, the Compensation Committee and the Board of Directors also approved fiscal 2006 base salaries for the named executive officers. The Compensation Committee of the Board of Directors annually evaluates the performance and determines the compensation of Onyx’s officers based on the Compensation Committee’s assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar-sized, publicly-traded biopharmaceutical companies in Northern California. The 2006 base salaries for the named executive officers are listed in Exhibit 10.48 hereto and are incorporated herein by reference. These salaries may be changed at any time at the discretion of the Compensation Committee. Each of the named executive officers is employed “at will.”
ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
     (c)     Exhibits.

Number	Description

10.48	2006 Base Salaries and Bonuses for Fiscal Year 2005 for Named Executive Officers.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2006	ONYX PHARMACEUTICALS, INC.
	By:	/s/ Marilyn E. Wortzman
Marilyn E. Wortzman
Vice President, Finance and Administration

EXHIBIT INDEX

Number	Description

10.48	2006 Base Salaries and Bonuses for Fiscal Year 2005 for Named Executive Officers.